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Exhibit 23.01

INDEPENDENT AUDITOR'S CONSENT



We consent to the use in Registration Statement of iSecuretrac Corp.and Subsidiaries on Form S-4 of our report, dated January 17, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" and "Summary Financial Data" in such Prospectus.



/s/ McGladrey & Pullen
--------------------------
Des Moines, Iowa
November 25, 2003



McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.